UNDERSTANDING, LEADING, BUILDING & WINNING IN THE BUSINESS OF COFFEE FARMER BROTHERS

WE ARE A COFFEE COMPANY DESIGNED TO DELIVER THE COFFEE PEOPLE WANT, THE WAY THEY WANT IT. FARMER BROTHERS 2

We have transformed from a 100-year-old coffee company to a growing and profitable forward-thinking industry leader, championing coffee culture. FARMER BROTHERS 3

2012 1 20171 CAGR2 COFFEE VOLUME (In Pounds) 61,600,000 95,499,000 9.2% REVENUE (In Millions) $498.7 $541.5 1.7% ADJUSTED EBITDA3 (In Millions) $18.0 $46.0 15.8% STOCK PRICE 4 $7.96 $30.25 30.6% NOTES 1. Fiscal year ending June 30. 2. Represents the compound annual growth rate over the entire period from June 30, 2012 to June 30, 2017. 3. Adjusted EBITDA is a non-GAAP financial measure; a reconciliation of this non-GAAP measure to its corresponding GAAP measure is included in the appendix. 4. As of the last day of the respective fiscal year. FARMER BROTHERS 4

POSITIONED TO WIN AND GROW MORE COFFEE BETTER COFFEE NEW COFFEE 1 2 3 FARMER BROTHERS 5

UNDERSTANDING THE BUSINESS OF COFFEE FARMER BROTHERS 6

The days of a single-origin pour-over anytime, everywhere are here. The days of a cup of joe in the morning are over. UNDERSTANDING FARMER BROTHERS 7

COFFEE IS A DYNAMIC CATEGORY DRIVEN BY INNOVATION AND CHANGING CONSUMER DEMANDS. UNDERSTANDING FARMER BROTHERS 8

UNDERSTANDING VOLUME A $76B industry with forecasted growth of 3-5% between 2016-2021. QUALITY Specialty coffee currently accounts for 25% of the market. It is growing and commands a high price point. INNOVATION Product, technology and experience innovation are driving consumption. Cold Brew and Nitro didn't exist in a meaningful way just three years ago. NOTE Please see appendix for sources. FARMER BROTHERS 9

UNDERSTANDING TRENDS IMPORTANT TO US RIGHT NOW TRENDS IMPORTANT TO OUR FUTURE Sourcing Sustainability and origin stories are influencing purchasing decisions. Drinking Coffee is now consumed across wider dayparts. Product Innovation Millennials and Gen Xers now prefer gourmet, specialty and espresso-based coffee and in different formats. Sourcing 100% sustainably sourced coffee will be expected. Drinking Understanding of the health benefits of coffee continue to expand. Product Innovation Cold and frozen-format coffee is forecasted to grow 12.5% between 2016-2021. NOTE Please see appendix for sources. FARMER BROTHERS 10

UNDERSTANDING SOURCING ROASTING PACKAGING DISTRIBUTION EXPERIENCE COFFEE IS A MULTISTAGE BUSINESS FARMER BROTHERS IS A LEADER IN EACH STAGE FARMER BROTHERS 11

DELIVERED IN MANY DIFFERENT WAYS UNDERSTANDING TO MARKET DISTRIBUTION FARMER BROTHERS E-COMMERCE Fast-growing delivery channel Small delivery channel in its infancy DIRECT SHIP Servicing large sophisticated customers where marketing, innovation and sustainability are key Poised for growth following recent investments THIRD-PARTY DISTRIBUTION Coffee is growing in importance for distributors New channel for Farmer Brothers, exploring partnerships DIRECT STORE DELIVERY (DSD) Independent operators requiring high-touch service Established national footprint undergoing modernization FARMER BROTHERS 12

UNDERSTANDING MARKET SHARE OVERVIEW By revenue, Farmer Brothers accounts for less than 1% of the U.S. coffee market "Significant consolidation lies ahead in the coffee industry." MARKET CONSOLIDATION IS UNDERWAY NOTE Please see appendix for sources. - James Watson, Rabobank FARMER BROTHERS 13

UNDERSTANDING COFFEE ROASTERS WE COMPETE AGAINST NOTE Company logos not owned by Farmer Brothers. FARMER BROTHERS 14

LEADING IN THE BUSINESS OF COFFEE FARMER BROTHERS 15

...in all facets of coffee. We are experts in coffee... LEADING FARMER BROTHERS 16

Sourcing Roasting Turnkey serviceHedging Direct ship LEADING Sourcing in 28 countries, including six with direct trade relationships, efficiently delivering coffee across all quality levels Experienced team of 10 highly-skilled, certified roasters with operations in three SQF- certified roasting facilities Deep expertise as total-solution provider, including set-up, equipment, supplies and service Industry-leading hedging program, and advisor to large sophisticated customers Trusted partnerships with recognized global and national brands INDUSTRY-LEADING EXPERTISE FARMER BROTHERS 17

LEADING Industry Founding member of World Coffee Research Longstanding direct trade relationships and innovative partnerships Award-winning sustainability program with science-based reduction goals Driving towards zero-waste status in roasting and distribution facilities Ethical Sourcing Sustainability Eliminating Waste PURPOSEFUL LEADERSHIP FARMER BROTHERS 18

BUILDING IN THE BUSINESS OF COFFEE FARMER BROTHERS 19

...and prepared for change. We are built for growth... BUILDING FARMER BROTHERS 20

BUILDING Capacity & Roasting Portfolio Customers Commerce Logistics Organization Farmer Brothers' transformation and modernization journey FARMER BROTHERS 21

BUILDING NOW Three facilities, including our new flagship Safe Quality Foods-Certified, Zero-Waste facility, with total potential capacity across the system of 200+ million lbs. of coffee per year THEN Three facilities with limited ability to meet the changing needs of coffee consumers NEXT Ramp up production at flagship plant beginning FY2019 CAPACITY & ROASTING FARMER BROTHERS 22

BUILDING NOW Full and focused portfolio with growth in premium and specialty categories along with a presence in select adjacent beverage categories THEN Primarily traditional coffee products with limited premium products NEXT Greater traction for premium and specialty brands and high-growth innovative segments PORTFOLIO FARMER BROTHERS 23

BUILDING NOW Profitable legacy customers demanding premium coffee Partnerships with sophisticated global and national brands THEN Customer profile heavily weighted towards offices, truck stops and restaurants demanding traditional quality coffee NEXT Deliver increased ROI and profitability through winning large customer accounts and opportunistic M&A CUSTOMERS FARMER BROTHERS 24

BUILDING NOW Realigned professional, national account sales operation THEN Legacy local sales network with limited focus on national relationships NEXT Drive sales growth through E-commerce and third-party distributors Modernize DSD sales capabilities COMMERCE FARMER BROTHERS 25

BUILDING NOW Outsourced long-haul to 3PL and implemented fleet management for a more efficient distribution network THEN Owned fleet of long-haul and delivery trucks moving product along the network one step at a time NEXT Deliver efficiency through technology LOGISTICS FARMER BROTHERS 26

BUILDING ORGANIZATION NOW Experienced senior leadership team In-house sustainability and M&A expertise Infused culture with vibrant talent resulting from move of headquarters THEN Legacy management steeped in traditional coffee business NEXT Optimize M&A integration capabilities across all functional teams Elevate E-commerce talent FARMER BROTHERS 27

WINNING IN THE BUSINESS OF COFFEE FARMER BROTHERS 28

We are positioned to WIN AND GROW. WINNING FARMER BROTHERS 29

WINNING MORE COFFEE BETTER COFFEE NEW COFFEE Win more large, national accounts Expand E-commerce and third-party distribution delivery channels Maximize DSD Growth Employ opportunistic M&A to deliver aligned brands, customers and innovation Leverage market shift to premium and specialty coffee Expand trend-relevant portfolio to meet consumer needs (e.g., Cold Brew, Shelf-stable, Frozen) Consistent investment in state-of-the art equipment for customers to deliver on trends 1 2 3 FARMER BROTHERS 30

APPENDIX FARMER BROTHERS 31

20121 20131 20141 20151 20161 20171 REVENUE (In Thousands) $498,701 $513,869 $528,280 $545,882 $544,382 $541,500 MARGIN 33.4% 36.0% 37.1% 36.1% 38.3% 39.5% ADJUSTED EBITDA2 (In Thousands) $17,950 $22,599 $40,400 $41,268 $41,386 $45,973 COFFEE VOLUME (Pounds In Thousands) 61,600 76,000 87,000 87,685 90,669 95,499 COFFEE VOLUME GROWTH (2.7%) 23.4% 14.5% 0.8% 3.4% 5.3% NOTE 1. Fiscal year ending June 30. 2. Adjusted EBITDA is a non-GAAP financial measure; a reconciliation of this non-GAAP measure to its corresponding GAAP measure is included in the appendix. APPENDIX FARMER BROTHERS 32

APPENDIX

RECONCILIATION OF ADJUSTED EBITDA TO GAAP

	YEAR ENDED JUNE 30					
(IN THOUSANDS)	2012	2013	2014	2015	2016	2017
NET INCOME (LOSS), AS REPORTED	$(26,576)	$(8,462)	$12,132	$652	$89,918	$24,400
INCOME TAX EXPENSE (BENEFIT)	(347)	(825)	705	402	(79,997)	15,954
INTEREST EXPENSE	2,137	1,782	1,258	769	425	2185
INCOME FROM SHORT-TERM INVESTMENTS	(2,549)	(1,626)	(1,907)	(1,251)	(2,204)	(1,853)
DEPRECIATION AND AMORTIZATION EXPENSE	32,113	32,542	27,334	24,179	20,774	22,970
ESOP AND SHARE-BASED COMPENSATION EXPENSE	3,287	3,563	4,692	5,691	4,342	3,959
RESTRUCTURING AND OTHER TRANSITION EXPENSES	-	-	-	10,432	16,533	11,016
NET GAIN FROM SALE OF TORRANCE FACILITY	-	-	-	-	-	(37,449)
NET GAINS FROM SALE OF SPICE ASSETS	-	-	-	-	(5,603)	(919)
NET (GAINS) LOSSES FROM SALES OF OTHER ASSETS	(268)	(4,467)	(3,814)	394	(2,802)	(1,210)
NON-RECURRING PROXY CONTEST-RELATED EXPENSES	-	-	-	-	-	5,186
IMPAIRMENT LOSSES ON GOODWILL AND INTANGIBLE ASSETS	5,585	92	-	-	-	-
PENSION WITHDRAWAL EXPENSE	4,568	-	-	-	-	-
ACQUISITION AND INTEGRATION COSTS[1]	-	-	-	-	-	1,734
ADJUSTED EBITDA	**$17,950**	**$22,599**	**$40,400**	**$41,268**	**$41,386**	**$45,973**
ADJUSTED EBITDA MARGIN	**3.6%**	**4.4%**	**7.6%**	**7.6%**	**7.6%**	**8.5%**

NOTE

1. Beginning in fiscal 2017, we modified the calculation of Adjusted EBITDA and Adjusted EBITDA Margin to exclude acquisition and integration costs. We have not adjusted the historical presentation of Adjusted EBITDA and Adjusted EBITDA Margin because acquisition and integration costs in prior periods were not material to the Company's results of operations.

FARMER BROTHERS 33

SOURCES APPENDIX PAGE 9 PAGE 10 PAGE 13 Industry Volume & Growth Technomic AFH Beverage Study 2016 RSE, 2014-2016 CAGR Specialty Coffee Growth Nielsen XAOC latest 52 weeks WE 1/27/18 Cold & Frozen Format Growth NCA: National Coffee Drinking Trends 2017; Technomic AFH Beverage Study 2016 RSE, 2014-2016; Doing well by doing good Nielsen) 2014 Market Consolidation James Watson, Coffee Consolidation Accelerates (2017), Rabobank, available at https://research.rabobank.com/far/en/ sectors/beverages/Coffee_Consolidation_ Accelerates.html FARMER BROTHERS 34

FORWARD-LOOKING STATEMENTS APPENDIX Certain statements contained in this presentation are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent 10-K and 10-Q filings. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only at the time of this presentation and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward looking statements include, but are not limited to, the Company’s success in consummating acquisitions and integrating acquired businesses, the adequacy and availability of capital resources to fund the Company’s existing and planned business operations and the Company’s capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the ability of the Company to retain and/or attract qualified employees, the success of the Company’s adaptation to technology and new commerce channels, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this presentation and other factors described from time to time in our filings with the SEC. FARMER BROTHERS 35